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                                                                     EXHIBIT 4.7

                     AMENDED AND RESTATED SECURITY AGREEMENT

         AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement"), dated as of July 20, 1999, between NATIONSRENT, INC., a Delaware corporation (the "Parent") and its Restricted Subsidiaries party to the Credit Agreement defined below (each a "Borrower" and collectively, the "Borrowers"), and BANKBOSTON, N.A., a national banking association, as administrative agent (hereinafter, in such capacity, the "Administrative Agent") for itself and other lending institutions (hereinafter, collectively, the "Lenders"), which are or may become parties to a Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 20, 1999 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers, the Lenders, the Administrative Agent and Bankers Trust Company, as syndication agent (the "Syndication Agent").

         WHEREAS, certain of the Borrowers as well as certain other parties entered into a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 11, 1999 (such agreement as heretofore amended and in effect from time to time, the "Prior Credit Agreement"); and

         WHEREAS, certain of the Borrowers and the Administrative Agent were parties to that certain Security Agreement dated as of March 18, 1998 (as amended to date, the "Prior Security Agreement"), pursuant to which the Borrowers named therein pledged and granted security interests in favor of the Administrative Agent for the benefit of the Lenders to secure the payment and performance of such Borrowers' obligations under the Prior Credit Agreement; and

         WHEREAS, the remainder of the Borrowers joined the Prior Security Agreement pursuant to various Joinder Agreements or amendments to the Prior Security Agreement; and

         WHEREAS, each of the Borrowers is expected to receive substantial direct and indirect benefits from the extensions of credit by the Lenders to the Borrowers pursuant to the Credit Agreement; and

         WHEREAS, the Prior Credit Agreement will be superseded by the Credit Agreement on the Closing Date (as defined in the Credit Agreement); and

         WHEREAS, it is a condition precedent to the Lenders' making any Loans to, and the Issuing Banks' issuing Letters of Credit for the account of, the Borrowers under the Credit Agreement that each of the Borrowers execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a security agreement in substantially the form hereof; and



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         WHEREAS, the parties hereto desire to amend and restate all of their rights and obligations under the Security Agreement and reaffirm and grant security interests in favor of and as provided herein; and

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the State of New York and used herein shall have the same definitions herein as specified therein. "Motor Vehicle Equipment" shall mean all trucks, trailers, automobiles, tires and all related equipment and accessions with respect to which any Borrower now or hereafter has full and unencumbered title, except for Permitted Liens.

         2. GRANT OF SECURITY INTEREST.

                  2.1. COLLATERAL GRANTED. Each of the Borrowers (a) hereby ratifies and affirms the grant of security interests made pursuant to the Prior Security Agreement, and (b) to the extent not covered under clause (a), further grants to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and collaterally assigns to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the following properties, assets and rights of such Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

                           All personal and fixture property of every kind and
                  nature including without limitation all furniture, fixtures, equipment (including all titled or registered equipment and rental equipment), raw materials, motor vehicles, trucks, trailers, tractors, cranes, and all related equipment, parts and accessions and additions with respect thereto, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses,




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                  permits, agreements of any kind or nature pursuant to which such Borrower possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of such Borrower, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

                  2.2. DELIVERY OF INSTRUMENTS, ETC.

                           (a) Pursuant to the terms hereof, each of the
                  Borrowers has endorsed, assigned and delivered to the Administrative Agent all negotiable or non-negotiable instruments (including certificated securities) and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Administrative Agent may have specified. In the event that any of the Borrowers shall, after the date of this Security Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, such Borrower shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. The Administrative Agent agrees with each of the Borrowers that the Administrative Agent shall not take any actions with respect to such instruments and chattel paper unless a Default or an Event of Default has occurred and is continuing and the Administrative Agent has elected to exercise its rights and remedies as contemplated by ss.15.

                           (b) To the extent that any securities now or
                  hereafter acquired by any of the Borrowers are uncertificated and are issued to such Borrower or its nominee directly by the issuer thereof, such Borrower shall cause the issuer to note on its books the security interest of the Administrative Agent in such securities and shall cause the issuer, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of such Borrower or such nominee. To the extent that any securities, whether certificated or uncertificated, or other financial assets now or hereafter acquired by any of the Borrower are held by such Borrower or its nominee through a securities intermediary, such Company shall (i) cause such securities intermediary to note on its books the security interest of the Administrative Agent in such securities or other financial assets and to confirm such notation promptly to the Administrative Agent and (ii), at the request of the





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                  Administrative Agent, cause such securities intermediary,
                  pursuant to an agreement in form and substance satisfactory to the Administrative Agent, to agree to comply with entitlement orders or other instructions from the Administrative Agent as to such securities or other financial assets, without further consent of such Borrower or such nominee. The Administrative Agent agrees with each of the Borrowers that the Administrative Agent shall not give any such entitlement orders or instructions to any such issuer or securities intermediary unless a Default or an Event of Default has occurred and is continuing and the Administrative Agent has elected to exercise its rights and remedies as contemplated by ss.15.

                  2.3. EXCLUDED COLLATERAL. Notwithstanding the foregoing provisions of this ss.2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper and general intangibles which are now or hereafter held by any of the Borrowers as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; PROVIDED, HOWEVER, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

                  2.4. STOCK PLEDGE AGREEMENT. Concurrently herewith the Parent and NRGP, Inc. are executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a stock pledge agreement pursuant to which the Parent and NRGP, Inc. are each pledging to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all the shares of the capital stock of each of their Subsidiaries. Such pledge shall be governed by the terms of such stock pledge agreement and not by the terms of this Security Agreement.

                  2.5. PARTNERSHIP PLEDGE AGREEMENTS. Concurrently herewith NRGP, Inc., NR Delaware, Inc., and NationsRent USA, Inc. are executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, several partnership pledge





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         agreements pursuant to which NRGP, Inc., NR Delaware, Inc., and
         NationsRent USA, Inc. are each pledging to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all the shares of the partnership interests of each of NationsRent of Indiana, LP and NationsRent of Texas, LP. Such pledges shall be governed by the terms of such partnership pledge agreements and not by the terms of this Security Agreement.

         3. TITLE TO COLLATERAL, ETC. Each of the Borrowers is the owner of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Security Agreement and other liens permitted by the Credit Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in ss.9-109(3) of the Uniform Commercial Code of the State of New York. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

         4. CONTINUOUS PERFECTION - IN GENERAL. Each Borrower's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered by each Borrower to the Administrative Agent herewith (the "Perfection Certificates"). None of the Borrowers will change the same, or the name, identity or corporate structure of such Borrower in any manner, without providing at least thirty (30) days prior written notice to the Administrative Agent. The Collateral, other than Motor Vehicle Equipment, to the extent not delivered to the Administrative Agent pursuant to ss.2.2, except under rental arrangements in the ordinary course of business, will be kept at those locations listed on the Perfection Certificates and none of the Borrowers will remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Administrative Agent.

         5. PERFECTION - MOTOR VEHICLE EQUIPMENT. (a) ON THE CLOSING DATE. If required under ss.7.19 of the Credit Agreement, each item of Collateral the ownership of, or title to, which is evidenced by a motor vehicle or other certificate of title statute (the "Titled Equipment"), the jurisdiction in which each such item of Titled Equipment is registered or titled, and the vehicle identification number, or other appropriate serial number relating thereto, is listed on the Schedule of Titled Equipment (the "Titled Equipment Schedule") attached to the Perfection Certificate delivered by each Borrower to the Administrative Agent. On the Closing Date, the Borrowers shall either (i) deliver to the Administrative Agent properly completed applications to note the lien of the Administrative Agent on the certificates of title with respect to each item of Titled Equipment owned by any Borrower which will evidence the lien of the Administrative Agent in such Titled Equipment together with the originals of each such certificate of title and provide for payment of all filing fees with respect thereto or (ii) make appropriate electronic application(s) to note the lien of the Administrative Agent on certificates of title (which will evidence the lien of




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the Administrative Agent in such Titled Equipment) with the appropriate state registries of motor vehicles on behalf of the Administrative Agent and provide evidence satisfactory to the Administrative Agent that originals of such certificates of title have been delivered to such registries of motor vehicles and that the Borrowers have paid all filing fees relating to such applications.

         (b) COVENANTS OF THE BORROWERS. Each Borrower will, at all times, except for transfers permitted pursuant to ss.6 hereof, if required under ss.7.19 of the Credit Agreement, (i) maintain the registration and titling of each item of Titled Equipment in the jurisdiction set forth with respect thereto on the applicable Perfection Certificate and (ii) cause the lien of the Administrative Agent on each item of Titled Equipment to be noted on the certificate of title relating thereto. Upon the acquisition of any additional Titled Equipment, such Borrower shall promptly, and in any event within ten (10) days after such acquisition, (i) cause the lien of the Administrative Agent on such Titled Equipment to be noted on the certificate of title relating thereto and (ii) deliver to the Administrative Agent such certificate of title (which shall evidence the lien of the Administrative Agent thereon). The Borrowers shall cause all additional Titled Equipment to be listed on the Titled Equipment Schedule Update delivered to the Administrative Agent pursuant to ss.6(c) hereof. Each certificate of title relating to Titled Equipment shall be delivered by the Borrowers to the Administrative Agent at the Administrative Agent's Head Office, Attention: Timothy M. Laurion, Environmental Division.

         6. TRANSFERS OF COLLATERAL.(a) IN GENERAL. Except (i) as otherwise permitted under the Credit Agreement and (ii) in compliance with the terms of this ss.6, if applicable, none of the Borrowers will sell or offer to sell or otherwise transfer the Collateral or any interest therein.

         (b) TRANSFERS OF TITLED EQUIPMENT. If the Lenders' liens have been noted on titled equipment pursuant to ss.7.19 of the Credit Agreement, in connection with any sale or other transfer of Titled Equipment permitted pursuant to ss.8.4.2 of the Credit Agreement, the applicable Borrower shall request the Administrative Agent to release the lien of the Administrative Agent in such Titled Equipment; PROVIDED that the Borrowers shall not take or request or cause the Administrative Agent to take, any action to release such lien if
(i) such release of lien or transfer of Titled Equipment would not be in compliance with the terms of this Security Agreement or the other Loan Documents, or (ii) after giving effect to such sale or transfer, a Default or Event of Default shall exist under the Credit Agreement. The proceeds from the sale of Titled Equipment shall be applied in accordance with ss.8.4.2 of the Credit Agreement.

         (c) REVISED TITLED EQUIPMENT SCHEDULE. If required pursuant to ss.7.19 of the Credit Agreement and requested by the Majority Lenders, within 30 days of such request, each Borrower shall deliver to the Administrative Agent an updated Titled Equipment Schedule, listing, as of the last day of the immediately preceding calendar month, (i) each item of




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Titled Equipment owned by such Borrower, (ii) the jurisdiction in which each such item of Titled Equipment is registered or titled, (iii) the vehicle identification number, or other appropriate serial number relating thereto, and
(iv) each item of Titled Equipment acquired and each item of Titled Equipment sold or otherwise transferred during such calendar month.

         7. NO LIENS. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Borrowers shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and each of the Borrowers shall defend the same against all material claims and demands of all persons at any time claiming the same or any interests therein adverse to the Administrative Agent or any of the Lenders. None of the Borrowers shall pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, except for liens permitted by the Credit Agreement.

         8. INSURANCE.

                  8.1. MAINTENANCE OF INSURANCE. Each of the Borrowers will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that such Borrower will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, all such insurance covering losses over $1,000,000 shall be payable to the Administrative Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Lenders and the Administrative Agent and the Administrative Agent shall be named as additional insured on all liability insurance policies. Without limiting the foregoing, each of the Borrowers will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Borrower; business interruption insurance; and product liability insurance.



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                  8.2. INSURANCE PROCEEDS. The proceeds of any casualty
         insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $1,000,000 be disbursed to the Borrower which has suffered such loss for direct application by such Borrower solely to the repair or replacement of such Borrower's property so damaged or destroyed and (ii) in all other circumstances, be held by the Administrative Agent as cash collateral for the Obligations. Upon the occurrence of an Event of Default, the Administrative Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Administrative Agent may reasonably prescribe, for direct application by the Borrowers solely to the repair or replacement of the Borrowers property so damaged or destroyed, or the Administrative Agent may apply all or any part of such proceeds to the Obligations with the Total Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

                  8.3. NOTICE OF CANCELLATION, ETC. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Administrative Agent. In the event of failure by any of the Borrowers to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Borrowers. Each of the Borrowers shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         9. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. Each of the Borrowers will keep the Collateral in good order and repair in their reasonable business judgment and will not use the same in violation of law or any policy of insurance thereon. The Administrative Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located. Each of the Borrowers will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Security Agreement. Each of the Borrowers has at all times operated, and such Borrower will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.



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         10. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

                  10.1. EXPENSES INCURRED BY ADMINISTRATIVE AGENT. In its discretion, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. Each of the Borrowers agrees to reimburse the Administrative Agent on demand for any and all expenditures so made. The Administrative Agent shall have no obligation to any of the Borrowers to make any such expenditures, nor shall the making thereof relieve the Borrowers of any default.

                  10.2. ADMINISTRATIVE AGENT'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, each of the Borrowers shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by such Borrower thereunder. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to any of the Collateral, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of such Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent or any Lender may be entitled at any time or times. The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under ss.9-207 of the Uniform Commercial Code of the State of New York or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account and as otherwise required by law.

         11. SECURITIES AND DEPOSITS. The Administrative Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Administrative Agent may at any time sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Administrative Agent or any Lender to any of the Borrowers may at any time be applied to or set off against any of the Obligations.



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         12. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. If an Event of
Default shall have occurred and be continuing, each of the Borrowers shall, at the request of the Administrative Agent, notify account debtors on accounts, chattel paper and general intangibles of such Borrower and obligors on instruments for which such Borrower is an obligee of the security interest of the Administrative Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent's agent therefor, and the Administrative Agent may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon such Borrower, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, each of the Borrowers shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by such Borrower as trustee for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without commingling the same with other funds of such Borrower and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Administrative Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

         13. FURTHER ASSURANCES. Each of the Borrowers, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Administrative Agent may reasonably require more completely to vest in and assure to the Administrative Agent and the Lenders their respective rights hereunder or in any of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (ii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in ss.2.3, (iii) obtaining waivers from mortgagees and landlords, and (iv) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code (1990) or Sections 8-106 and 9-115 of the Uniform Commercial Code (1994), as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

         14. POWER OF ATTORNEY.

                  14.1. APPOINTMENT AND POWERS OF ADMINISTRATIVE AGENT. Each of the Borrowers hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Borrower or in the Administrative Agent's own name, for the purpose of carrying out the terms of this Security Agreement, to take





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         any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement and hereby gives said attorneys the power and right, on behalf of such Borrower, without notice to or assent by such Borrower, to do the following:

                           (a) upon the occurrence and during the continuance of
                  a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State of New York and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do at such Borrower's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as such Borrower might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Borrower, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b) to file such financing statements with respect
                  hereto, with or without such Borrower's signature, or a photocopy of this Security Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in such Borrower's name such financing statements and amendments thereto and continuation statements which may require such Borrower's signature.

                  14.2. RATIFICATION BY BORROWERS. To the extent permitted by law, each of the Borrowers hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  14.3. NO DUTY ON ADMINISTRATIVE AGENT. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Lenders in the Collateral and shall not impose any duty upon the Administrative




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         Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any of the Borrowers for any act or failure to act, except for the Administrative Agent's own gross negligence or willful misconduct.

         15. REMEDIES. If an Event of Default shall have occurred and be continuing, the Administrative Agent may, without notice (except as otherwise provided for in the Credit Agreement) to or demand upon any of the Borrowers, declare this Security Agreement to be in default, and the Administrative Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as the Borrowers can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require any of the Borrowers to assemble all or any part of the Collateral at such location or locations within the state(s) of such Borrower's principal office(s) or at such other locations as the Administrative Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to the Borrowers at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each of the Borrowers hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each of the Borrowers waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

         16. NO WAIVER, ETC. Each of the Borrowers waives demand, notice (except as otherwise provided for in the Credit Agreement), protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each of the Borrowers assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in ss.10.2. The Administrative Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent with the consent of the Majority Lenders. No delay or omission on the part of the Administrative Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

         17. MARSHALLING. Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Administrative Agent hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Borrowers hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Borrowers hereby irrevocably waives the benefits of all such laws.

         18. PROCEEDS OF DISPOSITIONS; EXPENSES. The Borrowers shall pay to the Administrative Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by
Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York, any excess shall be returned to the Borrowers, and each of the Borrowers shall remain liable for any deficiency in the payment of the Obligations.

         19. OVERDUE AMOUNTS. Until paid, all amounts remaining unpaid past the date on which such amounts shall have first become due and payable by any of the Borrowers hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

         20. GOVERNING LAW; CONSENT TO JURISDICTION. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Borrowers agrees that any suit for the enforcement of this Security Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Borrower by mail at the address set forth in ss.20 of the Credit Agreement. Each of the Borrowers hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         21. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT AND THE BORROWERS WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS SECURITY AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law and absent gross negligence and willful misconduct of the Administrative Agent or the Lenders, each of the Borrowers waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (i) certifies that neither the Administrative Agent nor any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this ss.21.

         22. MISCELLANEOUS.

                  (a) The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof. This Security Agreement and all rights and obligations hereunder shall be binding upon each of the Borrowers and its respective successors and assigns, and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of the Borrowers acknowledges receipt of a copy of this Security Agreement.

                  (b) To the extent this Security Agreement is inconsistent with or conflicts with the Credit Agreement, the Credit Agreement will control.

         IN WITNESS WHEREOF, intending to be legally bound, each of the Borrowers has caused this Security Agreement to be duly executed as of the date first above written.

                                            NATIONSRENT, INC.
                                            NATIONSRENT USA, INC.
                                            NATIONSRENT TRANSPORTATION
                                               SERVICES, INC.
                                            NR DELAWARE, INC.
                                            NRGP, INC.
                                            NATIONSRENT WEST, INC.
                                            LOGAN EQUIPMENT CORP.

                                            By: /s/ Thomas C. Richardson
                                               ---------------------------------
                                               Name:  Thomas C. Richardson
                                               Title:  Vice President

                                            NATIONSRENT OF TEXAS, LP
                                            NATIONSRENT OF INDIANA, LP
                                            By: NRGP, Inc., general partner

                                            By:  /s/ Thomas C. Richardson
                                               ---------------------------------
                                               Name:  Thomas C. Richardson
                                               Title: Vice President

Accepted and Agreed:

BANKBOSTON, N.A.,
   as Administrative Agent

By: /s/ Timothy M. Laurion
   ---------------------------------
Name:  Timothy M. Laurion
Title: Director

STATE OF OHIO                           )
                                        )  ss.
COUNTY OF Franklin                      )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of July, 1999, personally appeared Thomas C. Richardson to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of each of NATIONSRENT, INC., NRGP, INC., NATIONSRENT WEST, INC., LOGAN EQUIPMENT CORP., NATIONSRENT TRANSPORTATION SERVICES, INC., NR DELAWARE, INC. and NATIONSRENT USA, INC. and that said instrument was signed on behalf of each of said entities by authority of its Board of Directors, and said Thomas C. Richardson acknowledged said instrument to be the free act and deed of each of said entities.

                                      ------------------------------
                                         Notary Public
                                         My commission expires:

STATE OF OHIO                           )
                                        )  ss.
COUNTY OF FRANKLIN                      )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of July, 1999, personally appeared Thomas C. Richardson to me known personally and who, being by me duly sworn, deposes and says that he is the Vice President of NRGP, Inc., the sole general partner of NATIONSRENT OF TEXAS, LP and NATIONSRENT OF INDIANA, LP and that said instrument was signed on behalf of each of said entities and said Thomas C. Richardson acknowledged said instrument to be the free act and deed of each of said entities.

                                      ------------------------------
                                         Notary Public
                                         My commission expires:

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS             )
                                          )  ss.
COUNTY OF SUFFOLK                         )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of July, 1999, personally appeared Timothy M. Laurion to me known personally, and who, being by me duly sworn, deposes and says that he is the Director of BANKBOSTON, N.A. and that said instrument was signed on behalf of said lending institution by authority of its governing body, and said Director acknowledged said instrument to be the free act and deed of said lending institution.

                                      ------------------------------
                                         Notary Public
                                         My commission expires: